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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

         --------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 14, 2000

                            PEOPLE'S BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                     0-7449                04-3272233
-------------------------------     (COMMISSION FILE NO.)    -------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          545 PLEASANT STREET
       NEW BEDFORD, MASSACHUSETTS                                  02740
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(Address of principal executive offices)                        (Zip Code)

                                 (508) 991-2601
                 ---------------------------------------------
               Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS.

     As anticipated in its Quarterly Report to the Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 2000, People's Bancshares, Inc. (the "Company") has entered into a formal written agreement (the "Written Agreement") with the Federal Reserve Bank of Boston (the "Reserve Bank"). The Written Agreement requires the prior approval of the Reserve Bank and the Division of Banking Supervision and Regulation of the Board of Governors of the Federal Reserve System for the Company's subsidiary, People's Savings Bank of Brockton (the "Bank"), to pay dividends to the Company or for the Company to pay dividends on its common stock or interest on the subordinated debentures that the Company issued in 1997 and 2000. The Written Agreement also requires the Company to obtain prior Reserve Bank approval before repurchasing or redeeming its stock. In addition, the Written Agreement states that it is the common goal of the Company and the Reserve Bank to restore and maintain the financial soundness of the Company and the Written Agreement precludes the Company from increasing its borrowings, incurring debt or renewing existing debt without the prior approval of the Reserve Bank. Furthermore, under the terms of the Written Agreement, the Company has agreed to file a written capital plan with the Reserve Bank no later than February 2, 2001. The Company is also required, under the Written Agreement, to maintain a minimum consolidated Tier 1 Leverage Capital ratio of not less than 5.0%. At September 30, 2000, the Company's consolidated Tier 1 Leverage Capital ratio was 5.50%. The Company also has agreed, among other matters, to provide quarterly progress reports to the Reserve Bank concerning actions taken by the Company to achieve and maintain compliance with the Written Agreement.

     With respect to the payment of dividends and interest, while the Company intends to seek approval for such payments from the Reserve Bank, (and has already submitted requests to the Reserve Bank for approvals to pay the scheduled interest payments payable on December 30, 2000 and January 19, 2001), as previously disclosed, there is no assurance that approval to pay all or any portion of such dividends and/or interest will be received. In the event that the required approvals are not received, the Company, to the extent applicable, will reduce or eliminate dividends on its common stock and defer the payment of interest on the debentures (to the extent required) to the relevant trusts (pursuant to the terms of the instruments under which they were organized), and the trusts will defer (to the extent required) paying dividends on the trust preferred shares issued by them. During the term of any such deferral, distributions to which holders are entitled will continue to accrue interest or dividends at the stated annual rate, plus additional interest of 2% compounded quarterly, on any unpaid distributions in accordance with the terms of the underlying securities.

     In a separate, but related matter that was previously disclosed, the Bank is a party to an informal agreement designated a Memorandum of Understanding (the "Memorandum") with the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation. The Memorandum provides that the Bank will develop plans to reduce its holdings in trust preferred securities and achieve and subsequently maintain a Tier 1 Leverage Capital ratio of 6.5%. The Bank's Total Tier 1 Leverage Capital at September 30, 2000 was 6.24%. Additional provisions of the Memorandum require the Bank to develop revised strategic and capital plans, improve the quality of the investment portfolio and investment administration, improve liquidity and develop a plan for reducing interest rate risk exposure.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    Exhibits

      10.1 Written Agreement, dated December 5, 2000, between People's Bancshares, Inc. and The Federal Reserve Bank of Boston.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PEOPLE'S BANCSHARES, INC.


                                   /s/ James K. Hunt
                                   ---------------------------------------------
                                   James K. Hunt
                                   Executive Vice President/Finance &
                                   Administration and Chief Financial Officer

Dated: December 14, 2000



LIBC\1064103.2


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                                 EXHIBIT INDEX

Exhibit
Number      Description
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10.1        Written Agreement, dated December 5, 2000, between People's
            Bancshares, Inc. and The Federal Reserve Bank of Boston.